UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2019

MeiraGTx Holdings plc

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38520	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

430 East 29th Street, 10th Floor

New York, NY 10016

(Address of principal executive offices) (Zip code)

(646) 490-2695

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.00003881 par value per share	MGTX	The Nasdaq Global Select Market

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2019, Stuart Naylor, Ph.D. tendered his resignation from the board of directors (the “Board”) of MeiraGTx Holdings plc (the “Company”) effective immediately. Dr. Naylor’s decision was not due to any disagreement with the Company’s management or Board, and Dr. Naylor will continue to serve in his current position on the Company’s executive team as Chief Development Officer, overseeing the clinical and preclinical development at the Company.

Subsequently, on May 9, 2019, the Board, upon the recommendation of its nominating and corporate governance committee, appointed Nicole Seligman to the Board as a Class II director, effective immediately, with a term that expires at the Company’s 2020 annual meeting of shareholders and until her successor is duly elected and qualified.

Ms. Seligman will be eligible to receive compensation for her service as a member of the Board pursuant to the terms of the Company’s Non-Employee Director Compensation Program previously filed with the SEC and as such terms have been described in the Company’s public disclosure. It is not currently known on which, if any, committee of the Board Ms. Seligman may serve.

Ms. Seligman currently serves as a member of the Board of Directors of Viacom, where she chairs the Nominating and Governance Committee; a member of the Board of Directors of WPP plc, where she is the Senior Independent Director; and a member of the Board of Directors of Far Point Acquisition Corporation.

Ms. Seligman was the President of Sony Entertainment, Inc. from 2014 to 2016 and of Sony Corporation of America from 2012 to 2016. In those roles, she helped to drive profitability, growth, and innovation in Sony’s entertainment sector; oversaw key HQ functions for Sony’s entertainment subsidiaries; and oversaw all corporate functions of the company’s U.S. headquarters. From 2005 through 2014, she served as the global General Counsel of Sony Corporation. In that period, she had general oversight of Sony’s worldwide legal and compliance matters and, at various times, was also responsible for trade, internal audit, SOX, group risk and other corporate functions globally. She joined Sony in 2001 as Executive Vice President and General Counsel of Sony Corporation of America.

Prior to joining Sony, she was a partner in the litigation practice at Williams & Connolly LLP where she worked on a broad range of complex civil and criminal matters and counseled a broad range of clients, including President William Jefferson Clinton and Hillary Clinton. Ms. Seligman received her B.A., magna cum laude, from Harvard College (Radcliffe) and her J.D., magna cum laude, from Harvard Law School, where she was a winner of the Sears Prize.

We expect that Ms. Seligman will enter into the Company’s standard form of indemnification agreement for its directors and officers.

Item 7.01.	Regulation FD Disclosure.

On May 10, 2019, the Company issued a press release announcing the appointment of Nicole Seligman to the Board, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press Release of MeiraGTx Holdings plc, dated May 10, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2019

MEIRAGTX HOLDINGS PLC

By:	/s/ Bruce Gottlieb
Name: Title:	Bruce Gottlieb Corporate Secretary